Exhibit 107

Calculation of Filing Fee Tables

           S-1

(Form Type)

TEN Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

		Fee		Proposed	Proposed
		Calculation		Maximum	Maximum
	Security	or Carry		Offering	Aggregate		Amount of
Security	Class	Forward	Amount	Price Per	Offering		Registration
Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
Equity	Common stock, par value $0.0001 per share(2)	Rule 457(a)	2,500,000	$6.00	$15,000,000	0.00015310	$2,296.5
Equity	Common stock, par value $0.0001 per share(3)	Rule 457(a)	4,400,000	$6.00	$26,400,000	0.00015310	$4,041.84
Total Offering Amounts					$42,300,000		$6,338.34
Total Fees Previously Paid							$6,841.28
Total Fee Offsets							$0
Net Fee Due							$0

(1)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Represents shares of common stock registered for resale on this registration statement by the selling stockholders named in this registration statement or their permitted transferees.